UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 8, 2021

ADIENT PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC

Dublin 1, Ireland D01 H104

(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value $0.001	ADNT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 8, 2021 (the “Amendment Effective Date”), Adient US LLC, a Michigan limited liability company (the “Lead Borrower”), Adient Global Holdings S.à.r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (together with the Lead Borrower, collectively, the “Borrowers” and each, a “Borrower”), Adient plc (“Parent”) and certain of Parent’s other subsidiaries entered into an amendment (the “Amendment”) of the Term Loan Credit Agreement, dated as of May 6, 2019 (the “Existing Credit Agreement” and, as amended, the “Credit Agreement”), among the Borrowers, each of the lenders identified therein and Bank of America, N.A., as administrative agent and collateral agent (the “Agent”).

The Amendment, among other changes, (i) extends the maturity date for loans outstanding under the Credit Agreement to April 8, 2028, (ii) reduces the interest rate margin applicable thereunder by 0.75% to 3.50%, in the case of Eurodollar Rate loans, and 2.50% (in the case of Base Rate loans) (in each case, with one 0.25% step down based on achievement of a specified first lien secured net leverage level starting with the fiscal quarter ending December 31, 2021) and (iii) makes certain other negative covenant and mandatory prepayment changes in connection therewith. The Amendment also established incremental term loans in an aggregate principal amount of $214 million, resulting in total loans outstanding under the Credit Agreement as of the Amendment Effective Date of $1.0 billion. Proceeds from the incremental term loans are being used to retire a portion of the Lead Borrower’s 7.00% senior first lien notes due 2026 and for general corporate purposes.

The obligations under the Credit Agreement continue to be guaranteed on a secured basis by Parent and certain of its material wholly-owned restricted subsidiaries on substantially the same terms and subject to the same exceptions as the Existing Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment No. 1 dated April 8, 2021 to the Term Loan Credit Agreement dated as of May 6, 2019, among the Borrowers, the lenders party hereto, and the Agent.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC

Date: April 9, 2021	By:	/s/ Jeffrey M. Stafeil
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer